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                              United States
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549



                                 FORM 8-K


                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of
                  THE SECURITIES EXCHANGE ACT OF 1934


            Date of Report (Date of earliest event reported):
                              December 3, 1996


                           ENVIROMETRICS, INC.



Delaware                          0-23892                        57-0941152
(State or other               (Commission File                  IRS Employer
jurisdiction of                     No.)                            ID No.)
incorporation)



              9229 University Boulevard  Charleston, SC  29406
                 (Address of principal executive offices)

                              (803) 553-9456
             Registrant's telephone no., including area code

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Item 5.  Other Events.

See the following press release, dated December 3, 1996, announcing that the common stock and warrants for Envirometrics, Inc. were delisted from Nasdaq Smallcap Market.


Public Relations Contact:
Ms. Sue Ivey
Phone:  803. 553.9456

ENVIROMETRICS, Inc. Announces Deletion
from The Nasdaq SmallCap Market


Charleston, South Carolina
For Immediate Release Tuesday, December 3, 1996

ENVIROMETRICS Inc.'s common stock and warrants will be deleted from The Nasdaq SmallCap Market effective Tuesday, December 3,
1996. While ENVIROMETRICS, Inc. failed to meet the capital and surplus requirement as of June 30, 1996, the company was granted a temporary exception from this standard subject to ENVIROMETRICS, Inc. meeting certain conditions pursuant to the Nasdaq Listing Qualifications Panel decision dated November 1,
1996. The company was obligated to file its compliance document no later than November 25, 1996. The company was notified on Monday, December 2, 1996 that it had failed to comply with the terms of its exception from the capital and surplus requirement for continued listing based on the information submitted to Nasdaq on November 25, 1996.

ENVIROMETRICS, Inc. may continue to be listed in the OTC-Bulletin
Board.

ENVIROMETRICS, Inc. is continuing discussions with another party concerning a capital investment. There is no assurance that such investment, or any other transaction now under consideration by the company, will result in the company's ability to meet the initial listing criteria of The Nasdaq SmallCap Market, which would enable it to file an application for listing under The
Nasdaq SmallCap Market.

For further information contact:

Walter H. "Skip" Elliott III, President and Chief Executive Officer -
803.553.9456

Elsie L. Rose, Treasurer - 804.266.6363


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Item 7 - Financial Statements and Exhibits

(a)  Financial Statements

      None.

(b)  Exhibits

	None.

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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




Dated: December 3, 1996           ENVIROMETRICS, INC.
                                     (Registrant)

                                  By:  /s/Walter H. Elliott, III
                                      Walter H. Elliott, III
                                      President and CEO